EXHIBIT 99.1

RAINEARTH INC Board of Directors

Beijing, China – June 18, 2013 – Rainearth Inc, (OTC: RNER) (the Company) clarifies the current Board of Directors and its Officers. The Current Officers are Mr. Surya Chandra as its President, Secretary and Director of the Company and Mr. Yin Tian Hui is Treasurer and Director.

Ms. Angela Du is no longer with the Company since July 2011 and the reasons for her departure was unknown.

Contact:

Rainearth Inc

Email: info@rainearth.net

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